SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)of the Securities Exchange Act of

                              1934 (Amendment No. )


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[ X]     Preliminary Information Statement
[  ]     Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))
[  ]     Definitive Information Statement

         ....................Capital Properties, Inc..........................
                (Name of Registrant As Specified In Its Charter)

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                              INFORMATION STATEMENT
                            Capital Properties, Inc.
                            One Hospital Trust Plaza
                                    Suite 920
                         Providence, Rhode Island 02903
                              Phone (401) 331-0100


                                  INTRODUCTION


         This Information Statement is being furnished to the holders of common stock, par value $1.00 per share (the "Common Stock") of Capital Properties, Inc., a Rhode Island corporation (the "Company"), in connection with the approval by written consent dated as of May 15, 1997, from the holders of a majority of the outstanding shares of Common Stock of the Company of an amendment to the Company's Articles of Incorporation to increase the authorized capital of the Company from 1,000,000 shares of Common Stock to 3,000,000 shares of Common Stock (the "Amendment). This Information Statement is being mailed on or about May 19, 1997, to holders of record of Common Stock of the Company on May 15, 1997. There were approximately 500 holders of record of Company Common Stock on such date.

                                     VOTING

         As provided by the Rhode Island Business Corporation Act (the "Rhode Island Law") the Board of Directors (the "Board"), at a meeting held on May 15, 1997, which was attended by all members of the Board, including Robert H. Eder, the Chairman, approved the proposed Amendment and directed that the Amendment be submitted to the Company's shareholders for their consideration and approval. Under the Rhode Island Law, the affirmative vote of a majority of the issued and outstanding shares of Common Stock is required to approve the Amendment. On May 15, 1997, Robert H. Eder and Linda Eder, who collectively own 523,246 shares, or 52.3%, of the outstanding shares of Common Stock, executed a written consent in favor of approval of the proposed Amendment. Accordingly, no additional approval of the Amendment by the Company's shareholders is required.



   WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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                           RECOMMENDATION OF THE BOARD

         THE BOARD HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK HAVE EXECUTED WRITTEN CONSENTS APPROVING THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. NO ADDITIONAL APPROVAL FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION IS REQUIRED.

                            REASON FOR THE AMENDMENT

         The Company's Common Stock is currently traded on the Boston Stock Exchange, symbol "CPI". In the second quarter of 1997, the Board authorized management to investigate ways to enhance shareholder value by listing on a stock exchange which would potentially (1) increase trading volume of the Company's Common Stock and (2) provide improved coverage of the Company by professional analysts who understand the Company's business and recognize the Company's value.

         Management subsequently entered into negotiations with the American Stock Exchange (the "AMEX"). The Board determined that listing on the AMEX would enhance consumer awareness of the Company and increase trading volume of the Company's Common Stock. As a condition to listing the Company's Common Stock with the AMEX, the AMEX requires that the Company increase the number of shares of its authorized, issued and outstanding Common Stock.

         On May 15, 1997, in order to satisfy the AMEX's listing requirements, the Board declared a three-for-one split of its Common Stock (the "Split"), to be effected in the form of a 200% stock dividend payable on June 16, 1997 (the "Payment Date") to shareholders of record as of the close of business on June 2, 1997 (the "Record Date"). On the Payment Date, holders of the Company's Common Stock as of the Record Date shall receive a share certificate representing, in the aggregate, two (2) additional shares of Common Stock for each share of Common Stock held on the Record Date. In order to consummate the Split, the Company's Articles of Incorporation must be amended as provided by the Amendment to increase the number of shares of authorized Common Stock from 1,000,000 shares to 3,000,000 shares.

         The Amendment has been approved by the written consent of holders of a majority of the issued and outstanding shares of Common Stock. The Amendment will become effective upon filing with the Rhode Island Secretary of State which will occur on or about June 9, 1997.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

On March 3, 1997, to the best of the Company's knowledge, no person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) was the beneficial owner of more than 5% of the Company's outstanding Common Stock, except as follows:

                                       Number                           Percent
Name and Address                   of shares held                      of Class

Robert H. Eder and Linda Eder        523,246 (1)                          52.3%
2441 S.E.Bahia Way
Stuart, Florida 34996

Lance S. Gad                          54,760                               5.5%
1250 Fence Row Drive
Fairfield, Connecticut 06430

(1) Robert H. Eder and Linda Eder are husband and wife, and each holds 261,623 shares directly.

The following table reflects as of March 1, 1997, the beneficial ownership of shares of Common Stock of the Company by directors and officers of the Company, all shares being owned directly except as otherwise noted:

Name of Individual or                                  Shares           Percent
Identification of Group                                Owned            of Class

James H. Dodge..................................        100                *
Gayl W. Doster..................................        200                *
Barbara J. Dreyer...............................       1,700               *
Robert H. Eder (1)..............................      523,246            52.3%
Harold J. Harris................................       1,500               *
Henry S. Woodbridge, Jr.........................       1,000               *
All directors and officers as a group (6).......      527,746            52.8%

(1) Includes 261,623 shares held by his wife, Linda Eder, who was Vice President of the Company to December 27, 1996.

         *  Less than 1%